UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2013

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2013, with effect as of July 1, 2013, Marchex Sales LLC, a wholly-owned subsidiary of Marchex, Inc. (the “Company”) entered into the Amendment No. 2 to the Master Services and License Agreement (the “Amendment”) which amends the Master Services and License Agreement originally dated as of October 1, 2007 (as amended, the “Agreement”), by and between the Company and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi. The Amendment revises certain agency fee calculations for the period beginning July 1, 2013 through the end of the term and coincides with an extension of the pay-for-call relationship between the parties at certain minimum pricing levels.

The above summary is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to Marchex’s next applicable annual report or registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer